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                         EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANT

We consent to the Incorporation by reference in the registration statements of ThrustMaster, Incl. and its subsidiaries on Form S-8 (File No. 333-40323 and File No. 333-93082) and Form S-3 (File No. 333-73333) of our report dated January 25, 19999, except as to Note 13, which is as of January 28m, 19999 on our audits of the consolidated financial statements of ThrustMaster, Inc and its subsidiaries as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998, which report is included in this Annual Report on form 10-K.


                                   /s/ PRICEWATERHOUSECOOPERS LLP

                                   Portland, Oregon
                                   March 31, 1999